UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 12, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Wheeler Real Estate Investment Trust, Inc. (the “Company”) is furnishing this Form 8-K/A solely to correct the Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and to add adjusted EBITDA ("Adjusted EBITDA") to the amounts reported on pages 2 and 10 of the earnings press release and on page 8 of the Supplemental Operating and Financial Data for the three months ended March 31, 2015 that were originally furnished as Exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K filed on May 15, 2015 (the “Original 8-K”). EBITDA should have been reported as $1,587,488 and $1,885,348 for the three months ended March 31, 2015 and 2014, respectively. Additionally, the Company has expanded the EBITDA disclosure to include Adjusted EBITDA which adjusts for items affecting comparability. Adjusted EBITDA was $2,240,730 and $1,942,348 for the three months ended March 31, 2015 and 2014, respectively.

This Current Report on Form 8-K/A is not intended to, nor does it, reflect events occurring after the furnishing of the Original Form 8-K, and the earnings press release and Supplemental Operating and Financial Data that was included with the Original 8-K is not being modified or updated in any way other than as necessary to reflect the corrections described above.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

A copy of the Company’s earnings press release and Supplemental Operating and Financial Data for the three months ended March 31, 2015, as revised to reflect the corrections described in the Explanatory Note above are furnished as Exhibit 99.1 and Exhibit 99.2 in this Current Report on Form 8-K/A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Revised press release, dated May 12, 2015, announcing the Company's financial results for the three months ended March 31, 2015.
99.2	Revised Supplemental Operating and Financial Data for the three months ended March 31, 2015.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: June 8, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Revised press release, dated May 12, 2015, announcing the Company's financial results for the three months ended March 31, 2015.
99.2	Revised Supplemental Operating and Financial Data for the three months ended March 31, 2015.